EXHIBIT 10.1

REPUBLIC BANCORP, INC.

RIGHT OF FIRST OFFER AGREEMENT

This Right of First Offer Agreement (the “Agreement”) is made and entered into effective as of September 19, 2007, by and among Republic Bancorp, Inc., a Kentucky corporation (the “Company”), 601 West Market Street, Louisville, Kentucky 40202, and Teebank Family Limited Partnership (the “Shareholder”), a Kentucky limited partnership, 601 West Market Street, Louisville, Kentucky 40202.

Recitals

A.                                   The Shareholder is the owner of over 6 million shares of the Class A common stock (the “Class A Stock”) of the Company.

B.                                     The Company and the Shareholder desire to enter into this Agreement to provide for order and continuity in the succession of the ownership and management of the Company.

C.                                     Upon the date of death (the “Trigger Date”) of the second to die of the spouses, Bernard M. and Jean S. Trager (the “Tragers”), that person’s estate will be subject to a significant estate tax liability under current estate tax laws, related in large part to the value of stock in the Company held by them outright and via interests in other entities like the Shareholder.

D.                                    The Shareholder’s grant to the Company of a right of first offer may allow the Company to prevent a large block of Class A Stock being sold at one time on the open market, and the possible detrimental effects of such a sale.

E.                                      The Company also desires to enter into this Agreement to have the potential ability to purchase the Shares as an investment and then to either retire them or use them to fund employee benefit and incentive compensation arrangements that the Company has established for its employees and directors, which ultimately promote the growth and profitability of the Company.

Agreement

In consideration of the premises and the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

Section 1—Definitions

1.1           “Change in Control” shall have the meaning given that term in the Republic Bancorp, Inc. 2005 Stock Incentive Plan, as such Plan may be amended from time to time.

1.2           “Fair Market Value” shall mean as of any date, the value of a share of Class A Stock determined as follows:

(a)             If the shares of Class A Stock are listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Global Select Market (“Nasdaq”), its Fair Market Value shall be the average of the closing market prices of the Class A Stock as reported on the 20 business days before the date of determination, as quoted on such system or exchange, or the exchange with the greatest volume of trading in Class A Stock for the last market trading day before the date of determination, as reported in any reliable securities quotation source; or

(b)             If the shares of Class A Stock are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the shares for the last 20 business days before the date of determination, as reported in any reliable securities quotation source; and

(c)             If and to the extent any stock splits, stock dividends or similar changes in capital structure occur between the dates from which market prices are averaged hereunder, the average shall be proportionately adjusted to reflect such changes.

1.3           “Offer Period” shall mean the 9-month period beginning on the Trigger Date and ending on the ninth month anniversary thereof.

1.4           “Shares” shall mean 1,000,000 (as adjusted pursuant to Section 2.6) shares of the Class A Stock.

1.5           “Transfer” means any sale, transfer or other disposition of any shares of Class A Stock, or of any interest in such shares of Class A Stock, whether voluntary or by operation of law.

Section 2 —Option to Purchase at Death

2.1           Generally.  During the Offer Period, any Transfer of any of the Shares by the Shareholder, other than according to the terms of this Agreement, shall be void and transfer no right, title or interest in or to any such Shares to the purported transferee.

2.2           Permitted Transfers.  From the date hereof until the Trigger Date, there are no restrictions hereunder upon the Transfer of the Shares and a transferee of the Shares will receive them free and clear of any restrictions hereunder. During the Offer Period, the Shareholder may Transfer, without compliance with Sections 2.3 through 2.5 of this Agreement, any or all of the Shares to an affiliate of the Tragers’ descendents or to a trust established for the benefit thereof, or dispose of them pursuant to a judicial decree or order (provided that, in each such case, the

Company receives written notice of such Transfer, that this Agreement shall be binding upon each such transferee and, before the completion of such Transfer, each transferee or his or her legal representative shall have executed documents assuming the obligations of the transferring Shareholder under this Agreement with respect to the transferred shares of Class A Stock).

2.3           Offer for Sale; Notice of Proposed Sale.  During the Offer Period, if the Shareholder desires to Transfer any of the Shares in any transaction other than pursuant to Section 2.2 of this Agreement, the Shareholder shall first deliver written notice of such desire to do so (the “Notice”) to the Company. The Notice shall include: (i) the number of Shares the Shareholder proposes to Transfer (the “Shares Proposed for Transfer”), (ii) the Shareholder’s covenant to sell the Shares Proposed for Transfer for consideration (the “Purchase Price”) equal to their Fair Market Value as of the date of Closing (as defined below), subject to the terms and conditions of this Agreement, and (iii) any other material terms and conditions of the proposed transaction.

2.4           Option to Purchase.

(a)             The Company shall have the option (the “Option”) to purchase all of the Shares Proposed for Transfer for the consideration per share and on the terms and conditions specified in the Notice. The Option must be exercised no later than 20 business days after such Notice has been delivered, subject to satisfaction of any required regulatory notice requirements and receipt of all required regulatory approvals within 60 days of the Option exercise. The Option shall be exercised by delivery of written notice to the Shareholder.

(b)             If the Company duly exercises its Option to purchase the Shares Proposed for Transfer, the closing of such purchase (the “Closing”) shall take place at the offices of the Company on a single date agreed to between the Shareholder and the Company, which date shall be not later than 60 days after the date of Option exercise.

(c)             If the Company fails to timely exercise its Option to purchase the Shares Proposed for Transfer, during the remaining term of this Agreement the Shareholder may transfer the Shares Proposed for Transfer in accordance with the material terms and conditions of the proposed transfer set forth in the Notice at a per share price not less than 95% of the Fair Market Value per share on the Notice date.

(d)             Notwithstanding any other provision of this Agreement, the Shareholder shall not be required to sell the Shares Proposed for Transfer if the Fair Market Value per share on the Closing date is less than 95% of the Fair Market Value per share on the Notice date.

2.5           Option Exercise.  The Option shall be exercised if, and only if, a majority of the Company’s independent directors (as defined under Item 407(a) of Regulation S-K of the Securities and Exchange Commission, or any successor regulation) determine at the time that exercise of the Option is in the Company’s best interests, following consultation with legal and financial advisers as the independent directors determine appropriate.

2.6           Adjustments In Number of Shares Subject to the Option.  In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend,

split-up, share combination, or other change in the corporate structure of the Company affecting the number of outstanding shares of its stock or the kind of shares or securities, an appropriate and proportionate adjustment shall be made in the number and kind of Shares which may be delivered under the this Agreement.  If the Company shall at any time merge or consolidate with or into another corporation or association, Shares subject to this Agreement shall thereafter be the securities or property to which the Shareholder would have been entitled upon such merger or consolidation.

Section 3 — Time and Manner of Payment

3.1           Payment in Cash; Closing.  The Company shall pay the Purchase Price for the Shares Proposed for Transfer in cash or other immediately available funds on the Closing date, which date may occur after the end of the Offer Period.
3.2           Insurance.  The Company may procure and maintain on the life of either or both of the Tragers policies of insurance in order to facilitate the purchase of the Shares hereunder, and the Tragers hereby agree to cooperate in the purchase of such insurance and consent to its purchase if and as reasonably requested by the Company to do so.

Section 4 — Representations and Warranties

4.1           Representations and Warranties of Shareholder.  The Shareholder hereby represents and warrants to the Company:

(a)             The Shareholder has, and will transfer and deliver to the Company upon any purchase hereunder, good and marketable title to the Shares free and clear of all liens, security interests, claims and encumbrances whatsoever.

(b)             There are not, and will not be at the Closing, any outstanding options, agreements or other rights entitling anyone to purchase any of the Shares, except as set forth in this Agreement.

(c)             The Shareholder has, and upon any delivery of the Shares will have, full right, power, authority and/or capacity, as applicable, to execute this Agreement and perform the Shareholder’s obligations hereunder.  This Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms.

(d)             None of the Shares are, or upon any delivery of the Shares will be, subject to any stock restriction, stock purchase or stock redemption agreement, or to any other restriction on transfer whatsoever except such restrictions as may exist under applicable federal or state securities laws and this Agreement.

(e)             The Shareholder has such knowledge and experience in financial and business matters that the Shareholder is capable of evaluating the merits and risks of granting this option to purchase the Shares.

4.2           Representations and Warranties of the Company.  The Company represents and warrants to the Shareholder as follows:

(a)             The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s corporate powers and have been duly authorized by all necessary corporate action on the part of the Company.  This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(b)             There are no claims of any kind or any actions, suits, proceedings, arbitrations or investigations pending or, to the Company’s knowledge, threatened in any court or before any governmental agency or instrumentality or arbitration panel or otherwise which would prevent the performance of this Agreement or any of the transactions contemplated hereby, or which declare the same unlawful or cause the rescission thereof.

4.3           Survival of Representations and Warranties.  All representations and warranties of the Shareholder made in this Agreement shall survive the delivery of the Shares by the Shareholder and the consummation of the transactions contemplated herein, and any investigation made by any party hereto.

Section 5—Legend

Upon the Trigger Date, the following legend shall immediately be placed upon each certificate evidencing the Shares:

A Right of First Offer Agreement dated as of September 19, 2007 has been entered into by the Shareholder and the Company and has been delivered to the Secretary to be kept on file at the Company’s registered office. That agreement sets forth restrictions on the transfer of the shares represented by this certificate.

If the Shareholder does not have sufficient shares then certificated (as opposed to being held in “book entry” form), then the Shareholder hereby covenants and agrees to instruct its broker to have the Shares governed by this Agreement separately certificated, so that such legend can be placed on the certificate, and agrees and understands that the Company will advise the Company’s transfer agent of the legend and restriction on the Shares represented by that certificate.

Section 6 — Miscellaneous

6.1           Notices.  Any notice required or permitted to be given under this Agreement shall be deemed sufficiently given for all purposes when hand-delivered, sent by confirmed facsimile or when mailed by registered mail, postage prepaid and return receipt requested, addressed to the intended recipient at (a) the intended recipient’s address as set forth in the preamble to this Agreement, or (b) such other address as the intended recipient shall specify by written notice to the other parties hereto, and to the following advisors (or their substitutes, per notice from any party):

If to the Shareholder, also to:	Sheldon G. Gilman
Lynch, Cox, Gilman & Mahan P.S.C.
500 West Jefferson St.
Suite 2100
Louisville KY 40202

If to the Company, also to:	R. James Straus
Frost Brown Todd LLC
400 West Market Street, 32nd Floor
Louisville, KY 40202-3363

6.2           Amendment or Termination.  This Agreement may be amended only in a written amendment executed by the Company and the Shareholder and Jean and Bernard Trager, or the survivor of them, as third party beneficiaries hereof.  This Agreement shall terminate and be of no further force or effect on the first to occur of the following:  (i) a Change in Control of the Company, (ii) the Company’s duty to file reports required under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 is suspended, or (iii) 14 months following the Trigger Date.  In addition, the Shareholder may terminate this Agreement following a material change in the anticipated impact of the estate tax laws and regulations upon the Tragers or their estates.

6.3           Remedy at Law.  The Shareholder and the Company agree and declare that it is impossible to measure in money the damages that will occur if any party to this Agreement fails to perform that party’s duties under this Agreement.  Accordingly, it is agreed that no party in any action or proceeding to enforce any provision of this Agreement will assert any contention that there is an adequate remedy at law for the default upon which such action or proceeding is based.

6.4           Benefit; Assignment.  This Agreement shall benefit and bind (a) the Company, its successors and assigns and (b) the Shareholder and the Shareholder’s partners, beneficiaries and assigns.  The Company may assign its option to purchase Shares hereunder to any party it may select, without the prior written consent of the Shareholder.  Except as permitted under Section 2.2, the Shareholder may only assign its obligations hereunder with the express written consent of the Company, which consent may be withheld if the original purposes for the Agreement are no longer served, in the Company’s sole judgment, by assignment hereof.

6.5           Headings.  The headings used in this Agreement have been included for ease of reference, and shall not be considered in the interpretation or construction of this Agreement.

6.6           Severability.  If any provision of this Agreement or its application shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all other applications of that provision and of all other provisions and applications hereof shall not in any way be affected or impaired.  If any court shall determine that any provision of this Agreement is in any way unenforceable, such provision shall be reduced to whatever extent is necessary to make such provision enforceable.

6.7           Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and other understandings with respect to the subject matter hereof.

6.8           Governing Law.  The laws of the Commonwealth of Kentucky shall govern the validity, construction, interpretation and enforcement of this Agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date set forth in the preamble hereto, but actually on the dates set forth below, with the Tragers’ execution and delivery for the sole purpose of agreeing to Section 3.2 hereof.

REPUBLIC BANCORP, INC.		TEEBANK FAMILY LIMITED
PARTNERSHIP

By	/s/ Kevin Sipes	By	/s/ Steven E. Trager
Steven E. Trager, General Partner

Title:	Executive Vice President & Chief	Date:	/s/ September 19, 2007
Financial Officer

Date:	/s/ September 19, 2007
		By	/s/ Jean S. Trager
Jean S. Trager Trust, General Partner

		Date:	/s/ September 19, 2007

		By	/s/ Steven E. Trager
Steven E. Trager, Trustee

		Date:	/s/ September 19, 2007

/s/ Bernard M. Trager
Bernard M. Trager

		Date:	/s/ September 19, 2007

/s/ Jean S. Trager
Jean S. Trager

		Date:	/s/ September 19, 2007